UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2010

Biogen Idec Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (617) 679-2000
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 20, 2010, Biogen Idec Inc. (the “Company”), Carl C. Icahn and certain funds affiliated with Mr. Icahn (the “Icahn Group”) entered into an agreement (the “Agreement”) pursuant to which the Icahn Group agreed to withdraw its notice (the “Notice”) of nomination of directors and business for the 2010 annual meeting of stockholders (the “Annual Meeting”).  Pursuant to the Notice, the Icahn Group was proposing to amend the Company’s Bylaws to limit the size of the Company’s Board and to nominate three individuals, Dr. Eric K. Rowinsky, Dr. Thomas F. Deuel and Professor Richard A. Young, to the Company’s Board at the Annual Meeting.

Under the terms of the Agreement, among other things,

The Icahn Group has agreed (1) to withdraw the Notice, (2) not to conduct, support or participate in, or take certain other actions related to, any proxy or consent solicitations for the Annual Meeting and (3) to vote its shares of Company common stock in favor of the directors nominated by the Company’s Board for election at the Annual Meeting.

The Company has appointed Dr. Eric K. Rowinsky and Dr. Stephen A. Sherwin to the Company’s Board effective March 20, 2010 and will include them in the Company’s slate of nominees at the Annual Meeting.  Dr. Rowinsky was proposed as a nominee to the Company’s Board by the Icahn Group and Dr. Sherwin was selected by the Company as part of its process to identify new directors.

Dr. Rowinsky will serve as a member of the Compensation and Management Development Committee of the Company’s Board.  Dr. Sherwin will serve as a member of the Corporate Governance Committee of the Company’s Board.  Upon their appointment to the Company’s Board, each of Drs. Rowinsky and Sherwin were awarded an initial grant of stock options to purchase 35,000 shares of the Company’s common stock, an additional grant of stock options to purchase 1,325 shares of the Company’s common stock and a grant of 500 restricted stock units, each under the Biogen Idec Inc. 2006 Non-Employee Directors Equity Plan.

A copy of the Agreement is filed with this Form 8-K and attached hereto as Exhibit 99.1 and incorporated by reference herein.  The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.   The press release announcing these matters is attached as Exhibit 99.2 hereto.

Item 9.01  Financial Statements and Exhibits

Exhibits:

99.1	Agreement, dated March 20, 2010, by and among Biogen Idec Inc. and certain entities affiliated with Carl C. Icahn
99.2	Biogen Idec Inc. Press Release, dated March 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.

By:   /s/ Robert A. Licht

        Robert A. Licht

        Senior Vice President

Date:  March 22, 2010

EXHIBIT INDEX

Exhibit No.                                                  Description

99.1                 Agreement, dated March 20, 2010, by and among Biogen Idec Inc. and certain entities affiliated with Carl C. Icahn

99.2                 Biogen Idec Inc. Press Release, dated March 22, 2010